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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eagle Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2061461 (I.R.S. Employer Identification Number)
7815 Woodmont Avenue Bethesda, Maryland 20814 301.986.1800 (Address, including ZIP Code and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Ronald D. Paul, President
Eagle Bancorp, Inc.
7815 Woodmont Avenue
Bethesda, Maryland 20814
301.986.1800
(Name, Address, including ZIP Code and Telephone Number,
including Area Code, of Agent for Service)
With a copy to: Noel M. Gruber, Esquire Kennedy & Baris, LLP 4330 East West Highway, Suite 301 Bethesda, Maryland 20814 301.229.3400

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)

Common Stock, $0.01 par value per share

Preferred Stock, par value $0.01 per share

Depositary Shares(5)

Warrants to Purchase Common Stock, Preferred Stock or Depositary Shares

Debt Securities(6)

Units(7)

Total	$100,000,000		$100,000,000	$5,580.00

(1)
An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined, with an aggregate public offering price not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(2)
In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933 (the "Securities Act"), information as to each class of securities to be registered is not specified.

(3)
In accordance with Rule 426 under the Securities Act, this registration statement also covers the issuance of any additional securities which maybe issued upon conversion, exchange or exercise of any other securities that provide for such issuance.

(4)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)
Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(6)
The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(7)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2009

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Depositary Shares
Debt Securities
Units

        We may offer, issue and sell, from time to time, in one or more offerings, shares of our common stock, shares of one or more classes or series of our preferred stock, warrants to purchase any of our equity securities, depositary shares, debt securities, or units consisting of one or more of these securities, having a maximum aggregate offering price of $100,000,000.

        We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the Nasdaq Capital Market under the symbol "EGBN".

        You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is                        , 2009

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings having an initial aggregate offering price of up to $100,000,000.

        This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC's website at www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, we refer to common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as "securities." The terms "we," "us" "our," "Eagle" and the Company refer to Eagle Bancorp, Inc. and our subsidiaries; except that in the description of the securities we may offer these terms refer solely to Eagle Bancorp, Inc. and not to any of our subsidiaries.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

        The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

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  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

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  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

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  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

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  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

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  The willingness of users to substitute competitors' products and services for our products and services;

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  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

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  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

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  Technological changes;

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  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

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  The growth and profitability of non-interest or fee income being less than expected;

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  Changes in the level of our non-performing assets and charge-offs; and

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  Changes in consumer spending and savings habits;

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  Unanticipated regulatory or judicial proceedings.

        If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EAGLE BANCORP

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC's internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc. 7815 Woodmont Avenue, Bethesda, Maryland 20814, telephone 301.986.1800 or from our internet website at http://www.eaglebankcorp.com.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus from the documents listed below that we have previously filed with the SEC (file no. 000-25923) This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2008;

  (b)
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  (c)
  Our Current Reports on Form 8-K filed on January 14, 2009, January 30, 2009, and February 4, 2009; and

  (d)
  The description of our common stock contained in the Registration Statement on Form 8-A filed April 30, 1999.

        All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this the registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of the offering also will be deemed to be incorporated by reference.. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated July     , 2009. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

 EAGLE BANCORP, INC.

        Eagle Bancorp, Inc. is the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We are a growth oriented institution, providing general commercial and consumer banking services through EagleBank, and subordinated financing for real estate projects through a direct subsidiary, where the primary financing is provided by EagleBank.

        EagleBank was organized as an independent, community oriented, and full-service alternative to the national and super regional financial institutions, which dominate its primary market area. EagleBank's philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing customer needs in a proactive, personalized fashion. We were organized in October 1997 to be the holding company for EagleBank.

        Our principal executive offices are located at 7815 Woodmont Avenue, Bethesda, Maryland 20814, and our telephone number is 301.986.1800.

RISK FACTORS

        An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act . You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related noted incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of our subsidiaries, to support their lending and investing activities; the repayment of our debt; redemption of our capital stock, including the preferred stock and warrants held by the U.S. Department of the Treasury, or the Treasury; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; investments in activities which are permitted for bank holding companies or financial holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

        Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2008 and each of the three month periods ended March 31, 2009 and 2008 are as set forth in the following table. No shares of any class of preferred stock were outstanding during any annual or quarterly period prior to the three months ended December 31, 2008, and we did not pay or accrue preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends for the four years ended December 31, 2007 and the three month period ended March 31, 2008 are the same as the ratios of earnings to fixed charges.

	Three Months Ended March 31,				Year Ended December 31,
	2009		2008		2008		2007		2006		2005		2004
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	1.28	x	1.48	x	1.47	x	1.50	x	1.71	x	2.49	x	2.85	x
Excluding interest on deposits	2.09	x	3.65	x	3.56	x	4.05	x	6.58	x	22.86	x	14.95	x

        For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, earnings are the sum of:

  •
  net income before taxes; and

  •
  fixed charges.

        For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, fixed charges are the sum of:

  •
  interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

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  that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common stock, preferred stock, warrants, depositary shares, debt securities and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

        Under our articles of incorporation, as amended, we are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share. As of July 29, 2009 there were 12,763,940 shares of common stock outstanding, and an aggregate of 2,116,931 shares of common stock are reserved for issuance upon the exercise of outstanding stock options, warrants to purchase shares of common stock, stock appreciation right and restricted stock units.

        Our common stock is listed for trading on the Nasdaq Capital Market under the symbol "EGBN."

        Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our Board of Directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

        Until the earlier of December 5, 2011 and the date on which the Treasury no longer holds any shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, our ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of Junior Stock (as defined below) and Parity Stock (as defined below) is subject to restrictions, including a restriction against paying any dividends on the common stock.

        In addition, our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of Junior Stock and Parity Stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

        "Junior Stock" means our common stock and any other class or series of the Company's stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. "Parity Stock" means any class or series of the Company's stock the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

        Restrictions on Ownership.    The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Eagle. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of Eagle. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Eagle, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

        Transfer Agent.    The Transfer Agent for the common stock is Computershare Shareholder Services, 250 Royall Street, Canton, Massachusetts 02021.

Selected Provisions of Our Articles of Incorporation and Maryland Law

        Consideration of Business Combinations.    Our Articles of Incorporation provide that where the board of directors evaluates any actual or proposed business combination, it shall consider the following factors: the effect of the business combination on the corporation and its subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed business combination; the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the corporation's capital stock; the relation of the price offered to the current value of the corporation in a freely negotiated transaction and in relation to the directors' estimate of the future value of the corporation and its subsidiaries as an independent entity or entities; tax consequences of the business combination to the corporation and its shareholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or some of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the corporation and its shareholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the corporation and its subsidiaries at the time of such proposed business combination.

        Amendment of the Articles of Incorporation.    In general, the Articles of Incorporation may be amended upon the vote of two-thirds of the outstanding shares of capital stock entitled to vote, the standard vote required under Maryland law. Unless the proposed amendment adversely affects the rights of the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the right to vote on any amendment to the Articles of Incorporation.

        Restrictions on Business Combinations with Interested Shareholders.    Section 3-602 of the Maryland General Corporation Law, or the MGCL, as in effect on the date hereof, imposes conditions and restrictions on certain "business combinations" (including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock (an "interested shareholder"). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested shareholder became an interested shareholder. After such five-year period, a business combination with an interested shareholder must be: (a) recommended by the corporation's board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation's common shareholders receive a "fair price" (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. The Articles of Incorporation and our bylaws do not include any provisions imposing any special approval requirements for a transaction with a major shareholder, and they do not opt out from the operation of Section 3-602.

        Control Share Acquisition Statute.    Under the MGCL's control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special shareholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's charter or bylaws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. Unless a corporation's charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at "fair value" if the voting rights are not approved or if the acquiring person does not deliver a "control share acquisition statement" to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a shareholder's meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than fifty percent of the outstanding stock, objecting shareholders may have their shares appraised and repurchased by the corporation for cash. The Articles of Incorporation and Bylaws of Eagle do not include any provisions restricting the voting ability of major shareholders, and do not opt out from the operation of the control share acquisition law.

DESCRIPTION OF PREFERRED STOCK

        Under our articles of incorporation, as amended, we are authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value per share, of which 38,235 have been designated as Series A Preferred Stock. Our Board of Directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, our Board of Directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

        Prior to the issuance of a new series of preferred stock, we will amend our articles of incorporation by filing articles supplementary, which will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

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  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

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  the offering price;

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  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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  any redemption or sinking fund provisions;

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  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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  the voting rights, if any, of shares of such series;

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  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the Common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

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  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable articles supplementary establishing the terms of such series.

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

        Series A Preferred Stock.    We currently have outstanding 38,235 shares of Series A Preferred Stock, all of which are held by the Treasury. The Series A Preferred Stock has a liquidation amount of $1,000 per share, which would be paid to the holder of the Series A Preferred Stock prior to any payment upon liquidation, dissolution or winding up of the Company to the holders of common stock or any other security ranking junior to the Series A Preferred Stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year through February 15, 2013, and thereafter at a rate of 9% per year. We may, at our option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends, subject to regulatory approval. The Series A Preferred Stock is non-voting, except in limited circumstances. In the event that we do not pay dividends on the Series A Preferred Stock for six dividend periods, whether or not consecutive, the size of our Board of Directors will automatically be increased by two and the holders of the Series A Preferred Stock will have the right to elect two directors to fill such newly created directorships at the next annual meeting and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series A Preferred Stock have been declared and paid in full. Prior to December 5, 2011, unless we have redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to a third party, Treasury consent will be required to increase our common stock dividend or repurchase our common stock or other equity or capital securities, other than in limited circumstances. Additionally, as discussed above, our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of Junior Stock and Parity Stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

 DESCRIPTION OF WARRANTS

        We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or depositary shares. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  whether the warrants are to be issued in registered or bearer form;

  •
  whether the warrants are extendible and the period or periods of such extendibility; and

  •
  information with respect to book-entry procedures, if any.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

        Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

        In connection with the purchase of the Series A Preferred Stock, the Treasury was issued a warrant to purchase 770,867 shares of the our common stock at an initial exercise price of $7.44 per share. The exercise price of the warrant and the number of shares issuable upon exercise of the warrant will be adjusted under customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the common stock, and upon certain issuances of the common stock (or securities exercisable or exchangeable for, or convertible into, common stock) at or below 90% of the market price of the common stock on the trading day prior to the date of the agreement on pricing such securities. Among other permitted transactions, a public or broadly marketed offering and sale of common stock or convertible securities for cash conducted by in a registered offering or under Rule 144A on a basis consistent with capital raising transactions by comparable financial institutions will not result in adjustment of the warrant. The warrants expires December 5, 2018. The number of shares of common stock issuable pursuant to the warrant will be reduced by one-half if, on or prior to December 31, 2009, we receive aggregate gross cash proceeds of not less than $38,235,000 from "qualified equity offerings" announced after October 13, 2008. If we redeem the Series A Preferred Stock in full prior to exercise of the warrant, the warrant will be liquidated based upon the then current fair market value of the common stock (as determined in accordance with the warrant). The Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

        Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

        If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

        The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

        We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

        We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, EagleBank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Bank.

        We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the "indenture" and collectively as the "indentures." The particular terms of a series of debt securities will be described in an prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

        Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

        The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

        We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

        We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

 DESCRIPTION OF UNITS

        We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

        The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see "Incorporation of Certain Information by Reference" on page     and "Where You can Find More Information" on page 2. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

  •
  to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

  •
  directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

  •
  through designated agents;

  •
  directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

  •
  through a combination of any of these methods of sale.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

  •
  the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

  •
  any delayed delivery arrangements.

        The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

        Except as otherwise provided in any prospectus supplement, the validity of the securities offered hereby will be passed upon for us by the law firm of Kennedy & Baris, LLP, Bethesda, Maryland. Attorneys at Kennedy & Baris, LLP own an aggregate of approximately 9,500 shares of our common stock. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Eagle and the report on the effectiveness of Eagle's internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, have been so incorporated in reliance on the reports of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Depositary Shares
Debt Securities
Units

                        , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

SEC Registration Fee		$5,580
Legal Fees and Expenses	$	*
Accountant's Fees and Expenses	$	*
Printing, Engraving and Edgar	$	*
Miscellaneous	$	*

Total	$	*

*
Fees payable will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Article VI of the Company's Articles of Incorporation provides that the Company shall, to the full extent permitted and in the manner prescribed by the Maryland General Corporation Law and any other applicable law, indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was a director or officer, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        The Maryland General Corporation Law provides, in pertinent part, as follows:

        2-418 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.—(a) In this section the following words have the meanings indicated.

        (1)   "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, other enterprise, or employee benefit plan.

        (2)   "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (3)   "Expenses" include attorney's fees.

        (4)   "Official capacity" means the following:

          (i)    When used with respect to a director, the office of director in the corporation; and

          (ii)   When used with respect to a person other than a director as contemplated in sub-section (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

          (iii)  "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

        (5)   "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (6)   "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

          (b)(1)  A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

          (i)    The act or omission of the director was material to the matter giving rise to the proceeding; and

            1.     Was committed in bad faith; or

            2.     Was the result of active and deliberate dishonesty; or

          (ii)   The director actually received an improper personal benefit in money, property, or services; or

          (iii)  In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

        (2)(i)  Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

          (ii)   However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

        (3)(i)  The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

          (ii)   The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttal presumption that the director did not meet that standard of conduct.

          (c)   A director may not be indemnified under subsection (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

          (d)   Unless limited by the Articles of Incorporation:

        (1)   A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

        (2)   A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

          (i)    If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

          (ii)   If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

        (3)   A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

          (e)(1)  Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

        (2)   Such determination shall be made:

          (i)    By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

          (ii)   By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (I) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

          (iii)  By the stockholders.

        (3)   Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

        (4)   Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

          (f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

          (i)    A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

          (ii)   A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

        (2)   The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

        (3)   Payments under this subsection shall be made as provided by the Articles of Incorporation, bylaws or contract or as specified in subsection (e) of this section.

          (g)   The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the Articles of Incorporation, the bylaws, a resolution of stockholders of directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (h)   This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

          (i)    For purposes of this section:

        (1)   The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:

        (2)   Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fined; and

        (3)   Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

          (j)    Unless limited by the Articles of Incorporation:

        (1)   An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

        (2)   A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

        (3)   A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

          (k)(1)  A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

        (2)   A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

        (3)   The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

          (l)    Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

Item 16.    Exhibits

        The exhibits filed as part of this registration statement are as follows:

  (a)
  List of Exhibits

Number	Description
1.1	Form of Underwriting Agreement*
4.1	Articles Supplementary for Preferred Stock*
4.2	Form of Preferred Stock Certificate*
4.3	Form of Deposit Agreement, including form of Depositary Receipt*
4.4	Form of Warrant Agreement, including form of Warrant Certificate*
4.5	Form of Unit Certificate*
4.6	Form of Indenture for Senior Debt Securities, including form of Senior Debt Security*
4.7	Form of Indenture for Subordinated Debt Securities, including form of Subordinated Debt Security*
5.1	Opinion of Kennedy & Baris, LLP
12	Statement re: Computation of Ratios
23.1	Consent of Stegman & Company, Independent Registered Public Accounting Firm
23.2	Consent of Kennedy & Baris, LLP (included in Exhibit 5)
24	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities*
25.2	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities*

*
If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17.    Undertakings

Rule 415 Offering

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   [Intentionally omitted.]

        (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

        (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents By Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on July 29, 2009.

EAGLE BANCORP, INC.
By:	/s/ RONALD D. PAUL Ronald D. Paul, President

POWER OF ATTORNEY

        We, the undersigned directors and officers of the Registrant hereby severally constitute and appoint Ronald D. Paul and Michael T. Flynn, or either of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which either of them may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald D. Paul and Michael T. Flynn, or either of them, shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

Leslie M. Alperstein	Director	, 2009
/s/ DUDLEY C. DWORKEN Dudley C. Dworken	Director	July 29, 2009
/s/ HARVEY M . GOODMAN Harvey M . Goodman	Director	July 29, 2009
/s/ NEAL R. GROSS Neal R. Gross	Director	July 28, 2009
/s/ PHILIP N. MARGOLIUS Philip N. Margolius	Director	July 29, 2009

Name	Position	Date

/s/ RONALD D. PAUL Ronald D. Paul	President, Chairman and Principal Executive Officer of the Company	July 29, 2009
/s/ ROBERT P. PINCUS Robert P. Pincus	Director	July 28, 2009
/s/ NORMAN R. POZEZ Norman R. Pozez	Director	July 29, 2009
/s/ DONALD R. ROGERS Donald R. Rogers	Director	July 29, 2009
/s/ LELAND M. WEINSTEIN Leland M. Weinstein	Director	July 29, 2009
/s/ JAMES H. LANGMEAD James H. Langmead	Chief Financial Officer of the Company Principal Financial and Accounting Officer	July 29, 2009